Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 1 to the Current Report on Form 8-K/A of REAlloys Inc. of our report dated March 24,2025, relating to the consolidated financial statements of REAlloys Solutions Inc. as of and for the year ended December 31, 2024.

/s/ Stephano Slack LLC

Wayne, Pennsylvania

May 11, 2026